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                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Covista Communications, Inc. and subsidiaries (the "Company") on Form S-8 of our report dated April 11, 2001 (April 24, 2001 as to Note 21c), appearing in the Annual Report on Form 10-K of the Company for the year ended January 31, 2001 as amended by Amendments No. 1 and No. 2 on Form 10-K/A.








/s/      DELOITTE & TOUCHE LLP
         New York, New York
         November 1, 2001